EXHIBIT 99.1

                STOCK EXCHANGE AGREEMENT BY AND BETWEEN AND SEVEN
                  ANGELS VENTURES, LLC AND NOVA COMMUNICATIONS

         This Stock Exchange Agreement (the "Agreement") is dated as of October 20, 2003, by and among Seven Angels Ventures, LLC ("SAV") and Nova Communications Ltd., a Nevada corporation ("Nova").

                                    RECITALS

         A. SAV operates a holding company. SAV is affiliated with Epic Financial Corp.

         B. Nova is a holding company that recently announced that it has entered into a Letter of Intent to merge with PowerSki International, the designer and manufacturer of the patented PowerSki Jetboard, the World's most innovative watercraft.

         C. SAV and Nova desire to exchange shares on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE ONE

         1. STOCK EXCHANGE.

         1.1 SHARES TO BE EXCHANGED. Subject to the terms and conditions in this Agreement, at the Closing the companies will exchange approximately $100,000 worth of common stock.

         1.2 PURCHASE PRICE OF INTEREST. As consideration for exchange of shares, SAV shall deliver to Nova 133,000 (one hundred thirty-three thousand) restricted shares of Epic Financial Corp. (EPFL) common stock in exchange for 3,300,000 (three million three hundred thousand) restricted shares of Nova common stock. The parties acknowledge and agree that the number of Purchaser's Shares delivered as the Purchase Price ("Purchase Price") is a fixed number of shares and shall not be increased or decreased, even if the market price of either Shares fluctuates before or after closing.

                                   ARTICLE TWO

         2. REPRESENTATIONS AND WARRANTIES. Each company hereby makes the following representations and warranties to the other:

         2.1 SAV ORGANIZATION. SAV is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, duly authorized to carry on









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the business presently conducted by it, with its principal place of business at
751 Seventh Avenue, San Diego, CA 92101.

         2.2 NOVA ORGANIZATION. Nova is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, duly authorized to carry on the business presently conducted by it, with its principal place of business at 370 Amapola Blvd., Torrance. CA 90501.

         2.2 AUTHORITY AND ENFORCEABILITY. Both companies have taken all necessary corporate action on their parts as may be required to authorize the execution, delivery and performance of this Agreement on their behalf. The Companies have the capacity to enter into, execute, deliver and perform this Agreement. This Agreement constitutes the valid and legally binding obligation of each company, enforceable in accordance with the terms hereof, subject as to enforceability to bankruptcy, insolvency, reorganization and other laws and judicial decisions of general applicability relating to or affecting creditor's rights and subject to th availability of equitability remedies and the application of equitable principles.

         2.3 NO BREACH OR VIOLATION. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will violate or conflict with (a) to either company's knowledge, any law to which they are subject; (b) any provision of the Articles of Incorporation or Bylaws of either company; or (c) any agreement, whether oral or written, to which either company is a party.

         2.10 COMPLIANCE WITH LAWS. The companies have complied with all federal, state and local laws and regulations to which it is subject, and has not received notice of any violation of any applicable federal, state or local statute, law or regulation affecting their properties or operations.

         2.12 FULL DISCLOSURE. None of the representations or warranties made in this Article Three contains or will contain any untrue statement of a material fact, or omits a statement of material fact necessary to make the statements made not misleading.

         3.4 INAPPLICABILITY OF HART-SCOTT-RODINO ACT. The Companies have determined in good faith that the Purchase Price is less than Fifteen Million Dollars ($15,000,000).

         3.5 NO WARRANTY AS TO RESTRICTIONS ON PURCHASER'S SHARES. The companies make no warranty, and offer no counsel or opinion with respect to the suitability of the shares exchanged for immediate sale. The Purchaser's Shares shall be restricted shares, and shall bear a legend to that effect.

         3.6 144 FILING ON RESTRICTED SHARES. The companies agree to fully cooperate with each other in a timely manner with their 144 filing of the others' shares in allowing the shares (Purchase Price) to become freely tradable, subject to applicable Securities Laws.









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                                  ARTICLE FIVE

         5. CONDITIONS TO CLOSING. The following conditions shall apply:

         5.1 CONDITIONS TO CLOSING. The companies' obligations to exchange shares are subject to satisfaction, or waiver of all the conditions set forth below at or before the Closing.

                  (a) ACCURACY OF REPRESENTATION AND WARRANTIES. All representations and warranties by the companies shall be true in all material respects on and as of the Closing date as if they are made at that time.

                  (b) PERFORMANCE. The companies shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required to be performed under this Agreement on or before the Closing Date.

                                                    ARTICLE SIX

         6. CLOSING.

         6.1 TIME AND PLACE. The transfer of the Purchase Price shall take place at the offices of SAV, 751 Seventh Ave., San Diego, CA at 1 p.m. on October 21, 2003 or soon thereafter at such other time and place as the parties may agree in writing (the "Closing Date"). The parties to this Agreement need not be physically present at the Closing, but must be available by telephone during the Closing.

         6.2 DELIVERIES AT CLOSING. The following items shall be delivered at the Closing ("Closing Deliveries"):

                  6.2.1 SAV. SAV shall deliver to Nova, or cause to be delivered, an executed counterpart of this Agreement and 133,000 shares of common stock of Epic Financial Corp. in the name of Nova Communications, Inc.

                  6.2.2 NOVA. Nova shall deliver to SAV, or cause to be delivered, an executed counterpart of this Agreement and 3,300,000 shares of common stock in the name of Seven Angels Ventures, LLC.

                                  ARTICLE SEVEN

         7. GENERAL PROVISIONS.

         7.1 PUBLICITY. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and among the parties. None of the parties shall cause or authorize any such notice or publicity









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without the prior written approval of Epic Financial, Nova Communications, and
SAV.

         7.2 BROKERS. The parties represent and warrant that there are no brokers or finders known to them to be involved with this transaction.

         7.3 EXPENSES. The parties shall independently bear their respective costs and expenses incurred in the negotiations, evaluation and preparation of this Agreement and in closing and carrying out the transactions contemplated by this Agreement. Such expenses are not limited to professional fees, but shall include all expenses of any kind.

         7.4 HEADINGS. The subject headings of the sections, paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         7.5 MODIFICATION AND WAIVER. This Agreement constitutes the entire agreement between the parties pertaining to its subject matter and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         7.6 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.7 VARIATION OF PRONOUNS. Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

         7.8 RIGHTS OF PARTIES. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns. Nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement.

         7.9 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors and assigns.

         7.10 SURVIVAL. The representations and warranties of the parties contained in this Agreement and other writings provided for herein shall survive consummation of the transactions contemplated hereby. Those covenants that contemplate or may involve actions to be taken or






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obligations in effect after the date hereof shall survive in accordance with their terms.

         7.11 SEVERABILITY. In the event that any provision of this Agreement, or the application of such provision to any person or set of circumstances, shall be determined to be invalid, unlawful or unenforceable to any extent, the remainder of this Agreement, and the applications of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful or unenforceable, shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.

         7.12 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by the laws of the State of California, without regard to its conflict of laws doctrine.

         7.13 INTERPRETATION OF AGREEMENT. Any applicable rules of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation hereof or thereof.

         7.14 SPECIFIC PERFORMANCE. Each party's non-monetary obligations under this Agreement are unique. If any party should default in any such obligation under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting parties, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defenses that a remedy in damages will be adequate.

         7.15 COSTS. If any legal actions or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         7.16 EXCLUSIVITY. The right of each party hereto to demand and receive indemnification payments pursuant to Article Eight hereof and to specific performance shall be the exclusive rights and remedies available to such party with respect to any breach by any other party of any representations, warranty or covenant set forth in the Agreement or in any document or instrument delivered in connection herewith.

         IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on this 20th day of October 2003.

         Seven Angels Ventures:

         /s/ JUSTIN KEENER, President
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         Nova Communications Ltd.

         /s/ KENNETH OWEN, President
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